UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

Grand River Commerce, Inc.
(Exact name of registrant as specified in its charter)

Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 531-1943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On July 23, 2008, Grand River Commerce, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “SEC”) reporting, among other things, the dismissal of BKD, LLP as the Company's independent public accountants. The Company is filing this Amendment No. 1 to the Initial Report in order to provide a copy of the letter from BKD, LLP in accordance with Item 304(a)(3) of Regulation S-K of the SEC’s rules and regulations.

As disclosed in the Initial Report, from the inception of the Company to December 31, 2007, and from December 31, 2007 through the date of this Report on Form 8-K, there have been no matters that were the subject of disagreement as described in Item 304(a)(1)(iv) of Regulation S-K of the SEC’s rules and regulations between the Company and BKD, LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused BKD, LLP to make reference to the subject matter of such disagreements in connection with its report. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred from the inception of the Company to December 31, 2007, or from December 31, 2007 through the date of this Report.

Prior to the filing of the Initial Report, the Company requested a letter from BKD, LLP, addressed to the SEC, stating whether it agrees with the above statements, and that letter, dated July 23, 2008, is attached hereto as Exhibit 16.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

Exhibit 16	Letter from BKD, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: July 24, 2008	By:	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16	Letter from BKD, LLP